SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported):      	27-Aug-01

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-1
(Exact name of registrant as specified in its charter)


	Delaware			333-49820			13-3320910
(State or Other Jurisdiction           (Commission      (I.R.S. Employer
of Incorporation)                        File Number)     Identification No.)


11 Madison Avenue, 5th Floor
New York, New York						10010
(Address of Principal Executive Offices)			(Zip Code)



Registrant's telephone number, including area code:      (212) 325-2000
Item 5. Other Events

	On August 25, 2001 a scheduled distribution was made from the Trust
	to holders of the Certificates.  The Trustee has caused to be filed with
	the Commission, the Monthly Report dated 			27-Aug-01
	The Monthly Report is filed pursuant to and in accordance with
	(1) numerous no-action letters (2) current Commission policy in the area.





	A.   Monthly Report Information
	     See Exhibit No.1


	B.   Have and deficiencies occurred?  NO.
		Date:
		Amount:

	C.   Item 1: Legal Proceedings:  NONE

	D.   Item 2: Changes in Securities:   NONE

	E.   Item 4: Submission of Matters to a Vote of
	     Certificateholders:  NONE

	F. Item 5: Other Information - Form 10-Q, PartII - Items 1,2,4,5 if applicable: NOT APPLICABLE


Item 7. Monthly Statements and Exhibits
	Exhibit No.

   1.)	    Monthly Distribution Report Dated 		27-Aug-01


Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-1

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:		August 27, 2001

DISTRIBUTION SUMMARY

 	 	Beginning	 	Current Period	 Accrued
 	Original	Current Principal	Principal 	Pass-Through	Interest
Class	Face Value 	Amount	Distribution	Rate	Distributed (1)
A	151552000.00	109545340.08	4531284.25	7.50000%	684658.38
A-IO	5262224.00	3889961.38	0.00	7.50000%	24312.26
M-1	4341350.00	4341350.00	0.00	7.50000%	27133.44
M-2	1973340.00	1973340.00	0.00	7.50000%	12333.38
X	157866740.27	116698841.52	0.00	 - 	198088.43
R	50.00	0.00	0.00	7.50000%	0.00
TOTAL:	157866740.00	115860030.08	4531284.25		946525.89




		 Certificate 	 Ending
	Realized Loss of	Interest	Current Prin
	Principal	Shortfall 	Amount
Class
A	N/A	N/A	105014055.83
A-IO	0.00	0.00	3737269.32
M-1	0.00	0.00	4341350.00
M-2	0.00	0.00	1973340.00
X	0.00	0.00	112118079.53
R	0.00	0.00	0.00
TOTAL:	0.00	0.00	111328745.83


AMOUNTS PER $1,000 UNIT

		 	 	Interest	Ending
		Prin	Int	Carry-forward	Curr Prin
Class	Cusip	Distribution	Distribution	Amount	Amount
A	22540AVR6	29.89920457 	4.51764662 	0.00000000 	692.92424929
A-IO	22540AVU9	0.00000000 	4.62014920 	0.00000000 	710.20718952
M-1	22540AVS4	0.00000000 	6.25000058 	0.00000000 	1000.00000000
M-2	22540AVT2	0.00000000 	6.25000253 	0.00000000 	1000.00000000
X	N/A	0.00000000 	1.25478255 	0.00000000 	710.20709833
R	22540AVV7	0.00000000 	0.00000000 	0.00000000 	0.00000000



	SIGNATURES
	Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-1


			By: /s/ Mary Fonti
			Name:  Mary Fonti
			Title:  Vice President
			Bank One, NA